Exhibit (a)(1)(D)

Offer to Purchase for Cash
 up to 1,945,000 Ordinary Shares
of
Metalink Ltd.
at
$1.50 Per Share
by
Metalink Ltd.

The Initial Offer Period and Withdrawal Rights will Expire at 5:00 p.m., New York Time, or 12:00
Midnight, Israel Time, on Monday, January 30, 2017, Unless the Offer is Extended.

December 29, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 29, 2016, and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the self-tender offer of Metalink Ltd. ("Metalink") to purchase up to 1,945,000 of its ordinary shares, par value NIS 1.0 per share (the "Shares"), at a price of $1.50 per share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.  The description of the Offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase and Letter of Transmittal.

We are (or our nominee is) the holder of record of Shares held by us for your account.  A tender of your Shares or an objection to the completion of the Offer can be made only by us as the holder of record of the Shares and only pursuant to your instructions.  The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Please instruct us as to whether you wish us to either (1) tender on your behalf any or all of the Shares held by us for your account, upon the terms of, and subject to the conditions to, the Offer or (2) notify Metalink of your objection to the Offer with respect to any or all of the Shares held by us for your account.

If you determine to tender your Shares in the Offer, we also request instructions as to whether (1) you have a "personal interest" in the Offer (as more fully described below) and (2) you are eligible for an exemption from Israeli withholding tax by completing the enclosed Declaration of Status for Israeli Income Tax Purposes ("Declaration Form"). In this respect, as more fully described in the Offer to Purchase, pursuant to Israeli tax law, Metalink will be required to withhold up to 30% from the cash payment (if any) made to you with respect to Shares tendered by you and accepted for payment by Metalink pursuant to the Offer, unless you are either (1) eligible for a full exemption from such tax and complete and submit to us the Declaration Form together with your tender instructions, or (2) otherwise eligible for an exemption or a more favorable Israeli withholding tax rate. We are (or our nominee is) the holder of record of Shares held by us for your account and therefore, you may submit the Declaration Form only to us and by doing so, you also acknowledge that we may forward such form (as well as related information) to Metalink, the Depositary, the Information Agent and any person authorized by Metalink.  You are urged to consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure). See Section 5 of the Offer to Purchase, which also sets forth important information with respect to U.S. backup withholding taxes.

 Your attention is directed to the following:

1. The offer price is $1.50 per Share, net to you in cash, less any applicable withholding taxes and without interest.

2. The Offer is being made for up to 1,945,000 Shares.

3. Shareholders may tender their Shares or deliver Notices of Objection until 5:00 p.m., New York time, or 12:00 midnight, Israel Time, on Monday, January 30, 2017 (the "Initial Completion Date"), unless the Offer is extended. We refer to the period from the commencement of the Offer until the Initial Completion Date (as may be extended by Metalink) as the Initial Offer Period.

4. Promptly following the Initial Completion Date, Metalink will publicly announce whether or not the conditions to the Offer have been satisfied or, subject to applicable law, waived by Metalink.  As required by Israeli law, if the conditions to the Offer are satisfied or, subject to applicable law, waived by Metalink and if, with respect to each Share held by us for your account:

► we have not yet responded to the Offer,

► we have notified Metalink of your objection to the Offer, or

►	we have tendered such Share on your behalf but have withdrawn such tender prior to the Initial Completion Date,

you will be afforded an additional four calendar-day period following the Initial Completion Date, during which you may instruct us to tender such Share on your behalf.  We refer to this additional period as the Additional Offer Period.  These dates will change if Metalink decides to extend the Initial Offer Period. You may withdraw any previously tendered Shares at any time prior to the completion of the Initial Offer Period, but not during the Additional Offer Period.  See "Introduction," Section 1, Section 3 and Section 4 of the Offer to Purchase.

If, with respect to all or any portion of your Shares, we object on your behalf to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by Metalink, you may instruct us to tender such Shares on your behalf during the Additional Offer Period.

5. Conditions to the Offer include, among other things, that:

•	at least 134,543 Shares are validly tendered and not properly withdrawn prior to the Initial Completion Date; and

•
as required by Israeli law, at the Initial Completion Date, the aggregate number of Shares validly tendered and not properly withdrawn must be greater than the number of Shares represented by Notices of Objection to the Offer.

The Offer is not conditioned on the availability of financing. Please see Section 10 of the Offer to Purchase, which sets forth in full the conditions to the Offer.

6. If more than 1,945,000  shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period (the "Final Expiration Date"), Metalink will purchase 1,945,000  Shares on a pro rata basis from all tendering shareholders.  In these circumstances, the number of Shares that Metalink will purchase from each tendering shareholder will be based on the total number of Shares validly tendered and not properly withdrawn by all shareholders prior to the Final Expiration Date. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

7. As described above, it is a condition to the Offer that, at the Initial Completion Date, the aggregate number of shares validly tendered in the Offer and not properly withdrawn is greater than the number of shares represented by Notices of Objection.  Pursuant to Section 331(c) of the Israeli Companies Law, in making this calculation, Metalink is required to exclude shares held by Metalink or any "controlling shareholder" (as defined in the Israeli Companies Law) of Metalink and by any person holding 25% or more of Metalink's voting power or who has a "personal interest" (as defined in the Israeli Companies Law) in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control). While Metalink does not have any controlling shareholder and is not otherwise aware of any shares that should be so excluded, each holder who determines to tender its shares in the Offer or notify of his or her objection thereto, is requested to indicate, in the letter of transmittal or the notice of objection, as applicable, whether he or she has a "personal interest" in the offer.

8.  Promptly following the Final Expiration Date, Metalink will announce the results of the Offer and the proration factor, if any.  If Metalink is unable to promptly determine the final proration results, Metalink will announce the preliminary results.  Shares accepted for payment pursuant to the Offer will be paid promptly following the calculation of the final proration factor.

 9.  Tendering shareholders will generally not be obligated to pay brokerage fees, service fees or commissions or, except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes, with respect to the purchase of Shares by Metalink in the Offer.

If you wish to have us tender any or all of your Shares held by us for your account, please (1) so instruct us by completing, executing and returning to us the instruction form contained in this letter and (2) if applicable to you, complete, execute and return to us the Declaration Form enclosed to this letter.

Alternatively, if you wish to notify Metalink of your objection to the Offer, please so instruct us by completing, executing and returning to us the objection instruction form contained in this letter by no later than 5:00 p.m., New York time, on the Initial Completion Date.

An envelope in which to return your instructions to us is enclosed.  If you authorize the tender of your Shares in the Offer, all of your Shares will be tendered unless otherwise specified in your instructions.  Your tender instructions (and Declaration Form, if applicable) should be forwarded to us in ample time to permit us to submit a tender on your behalf and, if you completed the Declaration Form, request an exemption from Israeli withholding tax on your behalf, prior to the Initial Completion Date or the Final Expiration Date, as applicable.

If you authorize the objection of your Shares to the Offer, we will object to the Offer with respect to all of your Shares unless otherwise specified in your instructions.  Your objection instructions should be forwarded to us in ample time to permit us to submit an objection on your behalf prior to the Initial Completion Date.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all Metalink shareholders.  Metalink is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.  If Metalink becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, Metalink will make a good faith effort to comply with that state statute.  If, after its good faith effort, Metalink cannot comply with that state statute, subject to applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in that state.  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, Metalink will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER SHARES AND THEREAFTER YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO SHARES AND THEREAFTER YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER.  IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

TENDER INSTRUCTION LETTER

with Respect to the Offer
to Purchase for Cash
up to 1,945,000 Ordinary Shares
of
Metalink Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 29, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the self-tender offer of Metalink Ltd. ("Metalink"), to purchase up to 1,945,000 of its ordinary shares, par value NIS 1.0 per share (the "Shares"), at a price of $1.50 per share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

This will instruct you to tender in the Offer the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares to be tendered: *

NOTE: YOU MUST CHECK ONE OF THE BOXES BELOW

As described in the Offer to Purchase, it is a condition to the Offer that, at the Initial Completion Date, the aggregate number of shares validly tendered in the Offer and not properly withdrawn is greater than the number of shares represented by Notices of Objection.  Pursuant to Section 331(c) of the Israeli Companies Law, in making this calculation, Metalink is required to exclude shares held by Metalink or any "controlling shareholder" (as defined in the Israeli Companies Law) of Metalink and by any person holding 25% or more of Metalink's voting power or who has a "personal interest" (as defined in the Israeli Companies Law) in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control). While Metalink does not have any controlling shareholder and is not otherwise currently aware of any shares that should be so excluded, each holder who determines to tender its shares in the Offer is requested to indicate below whether he or she has a "personal interest" in the offer.

Under the Israeli Companies Law, a "personal interest" of a shareholder (i) includes a personal interest of any members of the shareholder's family (or spouses thereof) or a personal interest of an entity with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of its outstanding share capital or voting power or has the right to appoint a director or chief executive officer but (ii) excludes an interest arising solely from the ownership of our shares. An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A to the Offer to Purchase.

☐	The undersigned confirms it is NOT a "controlling shareholder", do NOT hold 25% or more of Metalink's voting power and does NOT have a "personal interest" in the Offer. See also Instruction below.

☐	The undersigned confirms it is a "controlling shareholder", holds 25% or more of Metalink's voting power and/or does have a "personal interest" in the Offer. See also Instruction below.

IMPORTANT: If you have questions about these certifications, please contact the representative managing your account, who could then contact the Information Agent on your behalf.

Date:
Signature(s)

Please type or print name(s)

Please type or print address

Area code and telephone number

Taxpayer Identification or Social Security Number

   *  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered in the Offer.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.  IF YOU WISH TO OBJECT TO THE OFFER, PLEASE COMPLETE THE "OBJECTION INSTRUCTION LETTER" AND RETURN IT TO US.

OBJECTION INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
  up to 1,945,000 Ordinary Shares
of
Metalink Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 29, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the self-tender offer of Metalink Ltd. ("Metalink"), to purchase up to 1,945,000 of its ordinary shares, par value NIS 1.0 per share (the "Shares"), at a price of $1.50 per share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

This will instruct you to object to the Offer with respect to the number of Shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  Number of objecting shares: *

NOTE: YOU MUST CHECK ONE OF THE BOXES BELOW

As described in the Offer to Purchase, it is a condition to the Offer that, at the Initial Completion Date, the aggregate number of shares validly tendered in the Offer and not properly withdrawn is greater than the number of shares represented by Notices of Objection.  Pursuant to Section 331(c) of the Israeli Companies Law, in making this calculation, Metalink is required to exclude shares held by Metalink or any "controlling shareholder" (as defined in the Israeli Companies Law) of Metalink and by any person holding 25% or more of Metalink's voting power or who has a "personal interest" (as defined in the Israeli Companies Law) in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control). While Metalink does not have any controlling shareholder and is not otherwise aware of any shares that should be so excluded, each holder who determines to tender its shares in the Offer is requested to indicate below whether he or she has a "personal interest" in the offer.

Under the Israeli Companies Law, a "personal interest" of a shareholder (i) includes a personal interest of any members of the shareholder's family (or spouses thereof) or a personal interest of an entity with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of its outstanding share capital or voting power or has the right to appoint a director or chief executive officer but (ii) excludes an interest arising solely from the ownership of our shares. An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A to the Offer to Purchase.

☐	The undersigned confirms it is NOT a "controlling shareholder", do NOT hold 25% or more of Metalink's voting power and does NOT have a "personal interest" in the Offer. See also Instruction below.

☐	The undersigned confirms it is a "controlling shareholder", holds 25% or more of Metalink's voting power and/or does have a "personal interest" in the Offer. See also Instruction below.

IMPORTANT: If you have questions about these certifications, please contact the representative managing your account, who could then contact the Information Agent on your behalf.

Date:

Signature(s)

Please type or print name(s)

Please type or print address

Area code and telephone number

*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to object to the Offer.

Explanation of Objection Instruction Letter.  Under Israeli law, the shareholders of Metalink may respond to the Offer by accepting the Offer and tendering all or any portion of their shares in accordance with the Offer to Purchase or by notifying Metalink of their objection to the Offer by executing and delivering Notices of Objection (which, in your case, is corresponding to this Objection Instruction Letter).  Alternatively, they may simply not respond to the Offer and not tender their shares. It is a condition to the Offer that, as of the Initial Completion Date, the aggregate number of shares tendered in the Offer is greater than the number of shares represented by Notices of Objection.  If this and the other conditions to the Offer have been satisfied or waived, shareholders will be afforded an additional four calendar days to tender their shares in the Offer, but Notices of Objection will no longer be accepted. See Section 3 of the Offer to Purchase.

THIS OBJECTION INSTRUCTION LETTER SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS OBJECTION INSTRUCTION LETTER IF          (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE TENDER INSTRUCTION LETTER) OR         (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.